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                                                                     EXHIBIT 4.6

                           [Letterhead of Arthur Cox]

                                                   March 22, 2003

          TO WHOM IT MAY CONCERN

          RE: CONSENT OF LEGAL COUNSEL

          As independent Irish legal counsel, we hereby consent to the use in this Registration Statement on Form F-8 (the "Registration Statement") of Great-West Lifeco Inc. (the "Company") relating to the issuance of common shares, 4.80% Non-Cumulative First Preferred Shares, Series E and 5.90% Non-Cumulative First Preferred Shares, Series F of the Company of our opinion contained under the headings "Tax Considerations for Canada Life Shareholders - Ireland Tax Considerations" in the Canada Life Financial Corporation Management Proxy Circular, which is part of the Registration Statement.

          We further consent to all references to our firm included or incorporated by reference in the Registration Statement.

                                               Very truly yours,

                                               /s/ Arthur Cox